[Execution Copy]

                       FIRST AMENDMENT TO PLEDGE AGREEMENT

         FIRST AMENDMENT TO PLEDGE AGREEMENT, dated as of December 23, 1997 (the "Amendment") by the Persons listed on the signature pages hereto under PLEDGORS, each a Delaware corporation (each, a "Pledgor"), in favor of CITICORP USA, INC., as collateral agent (together with any successor(s) thereto in such capacity, the "Collateral Agent") for each of the Secured Parties.

         WHEREAS, each Pledgor, on the one hand, and the Collateral Agent, on the other hand, are party to a Pledge Agreement dated as of June 12, 1997 (as amended, supplemented, amended and restated or modified from time to time, and with respect to any Pledgor, the "Pledge Agreement")

         WHEREAS, pursuant to a Credit Agreement, dated as of June 12, 1997 (as amended, supplemented, amended and restated or modified from time to time, the "Existing Credit Agreement"), among Foamex L.P., a Delaware limited partnership ("Foamex"), General Felt Industries, Inc., a Delaware corporation ("GFI"), Trace Foam Company, Inc., a Delaware corporation and general partner of Foamex ("Trace Foam"), FMXI, Inc., a Delaware corporation and managing general partner of Foamex ("FMXI"), the Lenders, the Issuing Banks and Citicorp USA, Inc., as Collateral Agent for the Lenders and the Issuing Banks and The Bank of Nova Scotia, as Funding Agent for the Lenders and the Issuing Banks (together with the Collateral Agent, the "Administrative Agents"), the Lenders and the Issuing Banks have extended Commitments to make Credit Extensions to the Borrowers;

         WHEREAS, the Existing Credit Agreement is to be amended by the First Amendment to Credit Agreement, dated as of December 23, 1997 (the "First Amendment to Credit Agreement", the Existing Credit Agreement as amended by the First Amendment to Credit Agreement and as further amended, supplemented, amended and restated or otherwise modified from time to time being the "Credit Agreement"), among Foamex, GFI, Trace Foam, FMXI, the Lenders, the Issuing Banks and the Administrative Agents;

         WHEREAS, as a condition precedent to the effectiveness of the First Amendment to Credit Agreement, each Pledgor is required to execute and deliver this Amendment; and

         WHEREAS, each Pledgor has duly authorized the execution, delivery and performance of this Amendment.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders and the Issuer to make Credit Extensions to the Borrowers pursuant to the Credit Agreement,


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each Pledgor agrees, for the benefit of each Secured Party, as follows:

         Section 1. Definitions. Except as otherwise defined in this Amendment, terms defined in the Pledge Agreement to which such Pledgor is a party are used herein as defined therein.

         Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 3 below, but effective as of the date hereof, and with respect to the Pledge Agreement to which such Pledgor is a party, Section
2.1 of such Pledge Agreement is hereby amended as follows:

         (i) Clause (f) is hereby amended by deleting the and that appears after the semi-colon at the end of the clause;

         (ii) Clause (g) is hereby redesignated as clause (h); and

         (iii) A new Section 2.1(g) is hereby added to read as follows:

               (g) all financial assets and investment property of the Pledgor; and

         Section 3. Conditions Precedent. As provided in Section 2 above, the amendments set forth in Section 2 shall become effective, as of the date hereof, upon the due execution and delivery of this Amendment by each Pledgor and the Collateral Agent.

         Section 4. Miscellaneous. Except as herein provided, the Pledge Agreement to which such Pledgor is a party shall remain unchanged and in full force and effect. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York.

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



         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

                                         PLEDGORS

                                         FOAMEX CAPITAL CORPORATION
                                         FOAMEX FIBERS, INC.
                                         FOAMEX LATIN AMERICA, INC.
                                         FOAMEX MEXICO, INC.
                                         FOAMEX MEXICO II, INC.

                                         By
                                            ------------------------
                                            Name: George L. Karpinski
                                            Title: Vice President

                                         FOAMEX ASIA, INC.

                                         By
                                            ------------------------
                                            Name: George L. Karpinski
                                            Title: Senior Vice President

                                         GENERAL FELT INDUSTRIES, INC.

                                         By:  /s/ George L. Karpinski
                                            ------------------------
                                            Name: George L. Karpinski
                                            Title: Senior Vice President

                                         COLLATERAL AGENT

                                         CITICORP USA, INC.,
                                           as Collateral Agent

                                         By:  /s/ Timothy L. Freeman
                                            ------------------------
                                           Name: Timothy L. Freeman
                                           Title: Attorney-in-Fact

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